Exhibit 99.1

Portland General Electric One World Trade Center 121 S.W. Salmon Street Portland, Oregon 97204 News Release

October 25, 2022

Media Contact:	Investor Contact:
Nik Blosser	Jardon Jaramillo
Public Affairs	Investor Relations
Phone: 503-464-2388	Phone: 503-464-7051

Portland General Electric Announces Third Quarter 2022 Results
•Increasing long-term EPS growth guidance to 5% to 7% from a 2022 adjusted earnings base year
•Collaborating with NextEra Energy Resources to construct a 311 MW wind energy facility in Eastern Montana; with 208 megawatts Company-owned
•Resolution of 2020 wildfire, 2021 ice storm, and 2021 power cost deferrals
•Reaffirming 2022 GAAP basis earnings guidance of $2.60 to $2.75 and non-GAAP basis adjusted earnings guidance of $2.74 to $2.89

PORTLAND, Ore. -- Portland General Electric Company (NYSE: POR) today reported net income based on generally accepted accounting principles (GAAP) of $58 million, or $0.65 per diluted share, for the third quarter of 2022. This compares with GAAP net income of $50 million, or $0.56 per diluted share, for the third quarter of 2021.

“Solid financial results this quarter are the result of exceptional operating performance through very challenging climate and power market conditions,” said Maria Pope, PGE president and CEO. “Our entire team is focused on serving customers with reliable, affordable power, managing our costs, and driving operational efficiencies, as we make investments in clean energy and grid reliability. We have long been on the forefront of Oregon’s clean energy transition, and today we are pleased to announce a new, utility-owned wind generation facility that will help us achieve our, and our customers’, decarbonization goals.”

Third Quarter 2022 Compared to Third Quarter 2021
Total revenues were driven by higher retail energy deliveries, due to continued growth in industrial demand, as well as warmer weather, offset by a reduction in the average price of deliveries due to a varying customer mix. Purchased power and fuel expense increased primarily due to elevated power market prices to serve load during periods of high demand in a historically hot summer. Operating and administrative expenses decreased, driven by lower professional services costs. Other income increased due to a settlement gain from the buyout of a portion of PGE’s post-retirement medical plan.

Company Updates
Increasing Long-Term EPS Growth Guidance to 5% to 7% from a 2022 adjusted base year

The Company is increasing long-term EPS growth guidance from 4% to 6% from a 2019 base year to 5% to 7% EPS from a 2022 adjusted base year. Positive Request for Proposals (RFP) results and strong renewable development, grid investment opportunities, and load growth create a path to increase investments on behalf of customers.

The Company is also increasing long-term load growth guidance from 1.5% to 2%. This increase is enabled by continued strong growth in high-tech industrial sectors and residential electrification patterns.

Renewable Energy and Non-Emitting Capacity Request for Proposal Update

After a robust and competitive bidding process as part of the 2021 RFP, including a price refresh and acknowledgment of the shortlist projects by the Oregon Public Utility Commission (OPUC), PGE commenced negotiations with final shortlist bidders late this past summer.

As a result of negotiations with the final shortlist bidders, PGE and NextEra Energy Resources, LLC, a subsidiary of NextEra Energy, Inc. have entered into agreements to construct a 311 MW wind energy facility, which will be part of the larger Clearwater Wind development in Eastern Montana. PGE will own 208 MW of the 311 MW being acquired in these agreements, with an investment of approximately $415 million, excluding AFUDC*. Subsidiaries of NextEra Energy Resources, LLC will own the remaining 103 MW and will sell their portion of the output to PGE under a 30-year purchased power agreement (PPA). Subsidiaries of NextEra Energy Resources, LLC plan to design, build and operate the facility.

The agreements signed by PGE and subsidiaries of NextEra Energy Resources, LLC will be subject to prudency review on customers’ behalf by the OPUC. The agreements are also subject to approval by senior management of NextEra Energy, Inc. The project has an estimated commercial operation date of December 31, 2023.

PGE continues to negotiate with remaining bidders on the final shortlist, with expectations to finalize negotiations by the end of 2022 or in the first quarter of 2023. If procurement is expected to extend past the end of 2022, PGE intends to file a status report to the OPUC by December 1, 2022.

*Allowance for funds used during construction

Major Deferral Amortization Update

On October 24, 2022, PGE and parties submitted a stipulation to the OPUC reflecting an agreement that resolved all matters related to 2021 under the 2020 Labor Day Wildfire and 2021 February Ice Storm deferrals and would allow PGE full recovery of the deferred amounts related to 2021 of $30 million and $72 million, respectively, with amortization over seven years. Additionally, PGE and parties submitted a stipulation with the OPUC reflecting an agreement that resolved all matters related to the 2021 Power Cost Adjustment Mechanism deferral and would allow PGE recovery of deferred costs of $28 million, with amortization over two years beginning January 1, 2023.

All stipulations are subject to OPUC approval.

PGE plans to file an amortization request for the COVID-19 deferral, which has a $34 million balance as of September 30, 2022, in late 2022 or early 2023.

Quarterly Dividend
As previously announced, on October 21, 2022, the board of directors of Portland General Electric Company approved a quarterly common stock dividend of $0.4525 per share. The quarterly dividend is payable on or before January 17, 2023, to shareholders of record at the close of business on December 27, 2022.

2022 Earnings Guidance

PGE is reaffirming its estimate for full-year 2022 GAAP earnings guidance of $2.60 to $2.75 per diluted share and its non-GAAP basis adjusted full-year 2022 earnings guidance of $2.74 to $2.89 which reflects the exclusion of previously disclosed $17 million deferral reductions related to the year ended 2020. These are based on the following assumptions:
•An increase in energy deliveries between 2% and 2.5%, weather adjusted;
•Normal temperatures in its utility service territory for the remainder of the year;
•Hydro conditions for the remainder of the year that reflect current estimates;
•Wind generation based on five years of historical levels or forecast studies when historical data is not available;

•Normal thermal plant operations for the remainder of the year;
•Operating and maintenance expense revised from $620 to $640 million, which included the $17 million impact of released deferrals related to 2020, to between $640 million to $660 million, which also includes $10 million related to storm deferrals offset within Revenue, and an $11 million increase due to the post-retirement medical settlement originally forecast within O&M guidance but reclassified to Other Income;
•Depreciation and amortization expense between $410 million and $430 million;
•Effective tax rate of 15% to 20%;
•Cash from operations of $550 million to $600 million;
•Capital expenditures of $750 million; and
•Average construction work in progress balance of $370 million.

Third Quarter 2022 Earnings Call and Webcast — October 25, 2022

PGE will host a conference call with financial analysts and investors on Tuesday, October 25, 2022, at 11 a.m. ET. The conference call will be webcast live on the PGE website at investors.portlandgeneral.com. A webcast replay will also be available on PGE’s investor website "Events & Presentations" page beginning at 2 p.m. ET on October 25, 2022.

Maria Pope, President and CEO; Jim Ajello, Senior Vice President of Finance, CFO, Treasurer and CCO; and Jardon Jaramillo, Senior Director, Finance, Investor Relations, and Risk Management, will participate in the call. Management will respond to questions following formal comments.

The attached unaudited condensed consolidated statements of income and comprehensive income, balance sheets and statements of cash flows, as well as the supplemental operating statistics, are an integral part of this earnings release.

Non-GAAP Financial Measures

This press release contains certain non-GAAP measures, such as adjusted earnings, adjusted EPS and adjusted earnings guidance. These non-GAAP financial measures exclude significant items that are generally not related to our ongoing business activities, are infrequent in nature, or both. PGE believes that excluding the effects of these items provides a meaningful representation of the Company’s comparative earnings per share and enables investors to evaluate the Company’s ongoing operating financial performance. Management utilizes non-GAAP measures to assess the Company’s current and forecasted performance, and for communications with shareholders, analysts and investors. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.

Items in the periods presented, which PGE believes impact the comparability of comparative earnings and do not represent ongoing operating financial performance, include the following:
•Non-cash Wildfire and COVID deferral reversal charge associated with the year ended 2020, resulting from the OPUC’s 2022 GRC Final Order earnings test.

PGE’s reconciliation of non-GAAP earnings guidance is below.

Non-GAAP Earnings Guidance Reconciliation for full-year 2022

Diluted EPS (2)
GAAP full-year 2022 earnings per diluted share guidance	$2.68
Exclusion of released deferrals related to 2020	0.19
Tax effect (1)	(0.05)
Non-GAAP full-year 2022 earnings per diluted share guidance	$2.82
(1) Tax effects were determined based on the Company’s full-year blended federal and state statutory tax rate
(2) 2022 full-year GAAP and non-GAAP guidance presented based on the mid-point of the provided range

# # #

About Portland General Electric Company

Portland General Electric (NYSE: POR) is a fully integrated energy company based in Portland, Oregon. The company serves approximately 900,000 customers with a service area population of 2 million Oregonians in 51 cities. PGE owns 16 generation plants across Oregon and other Northwestern states and maintains and operates 14 public parks and recreation areas. For more than 130 years, PGE has powered the advancement of society, delivering safe, affordable, and reliable energy to Oregonians. PGE and its approximately 3,000 employees are working with customers to build a clean energy future. Together with its customers, PGE has the No. 1 voluntary renewable energy program in the U.S. PGE is committed to achieving at least an 80% reduction in greenhouse gas emissions from power served to customers by 2030 and 100% reduction by 2040. In 2021, PGE became the first U.S. utility to join The Climate Pledge. For the eighth year in a row PGE achieved a perfect score on the 2021 Human Rights Campaign Foundation's Corporate Equality Index, a national benchmarking survey and report on corporate policies and practices related to LGBTQ workplace equality. In 2021, PGE, employees, retirees, and the PGE Foundation donated $4.8 million and volunteered 15,760 hours with more than 300 nonprofits across Oregon. For more information visit www.PortlandGeneral.com/news.

Safe Harbor Statement
Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our estimates and assumptions as of the date of this report. The Company assumes no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

Forward-looking statements include statements regarding the Company's full-year earnings guidance (including expectations regarding annual retail deliveries, average hydro conditions, wind generation, normal thermal plant operations, operating and maintenance expense and depreciation and amortization expense) as well as other statements containing words such as "anticipates," “based on,” "believes," "conditioned upon," “considers,” "estimates," "expects," “forecast,” “goals,” “intends,” “needs,” “plans,” “predicts,” “promises,“ “seeks,” "should," “subject to,” “targets,” or similar expressions.

Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including, without limitation: the timing or outcome of various legal and regulatory actions; demand for electricity; the sale of excess energy during periods of low demand or low wholesale market prices; operational risks relating to the Company's generation and battery storage facilities, including hydro conditions, wind conditions, disruption of transmission and distribution, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; delays in the supply chain and increased supply costs (including application of tariffs impacting solar module imports), failure to complete capital projects on schedule or within budget, failure of counterparties to perform under agreement, or the abandonment of capital projects, which could result in the Company's inability to recover project costs, or impact our competitive position, market share, revenues and project margins in materials ways; default or nonperformance of counterparties from whom PGE purchases capacity or energy, which require the purchase of replacement power and renewable attributes at increased costs; complications arising from PGE’s jointly-owned plant, including ownership changes, regulatory outcomes or operational failures; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy market conditions, which could affect the availability and cost of purchased power and fuel; the development of alternative technologies; changes in capital and credit market conditions, including volatility of equity markets, reductions in demand for investment-grade commercial paper or interest rates, which could affect the access to and availability or cost of capital and result in delay or cancellation of capital projects or execution of the Company’s strategic plan as currently envisioned; general economic and financial market conditions, including inflation; the effects of climate change, whether global or local in nature, including unseasonable or extreme weather conditions, wildfires, and other natural phenomena and natural disasters that could result in operational disruptions, unanticipated restoration costs, third party liability or that may affect energy costs or consumption; the effectiveness of PGE’s risk management policies and procedures; cyber security breaches of the Company's customer information system or operating systems, data security breaches, or acts of terrorism, which could disrupt operations, require significant expenditures, or result in claims against the Company; employee workforce factors, including potential strikes, work stoppages, transitions in senior management, and the ability to recruit and retain key employees and other talent and turnover due to macroeconomic trends; PGE business activities are concentrated in one region and future performance may be affected by events and factors unique to Oregon; widespread health emergencies or outbreaks of infectious diseases such as COVID-19, which may affect our financial position, results of operations and cash flows; failure to achieve the Company’s greenhouse gas emission goals or being perceived to have either failed to act responsibly with respect to the environment or effectively responded to legislative requirements concerning greenhouse gas emission reductions; and risks and uncertainties related to 2021 All-Source RFP final shortlist projects. As a result, actual results may differ materially from those projected in the forward-looking statements.

Risks and uncertainties to which the Company are subject are further discussed in the reports that the Company has filed with the United States Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov and on the Company’s website, investors.portlandgeneral.com. Investors should not rely unduly on any forward-looking statements.

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Revenues, net	$742	$654	$1,955	$1,811
Alternative revenue programs, net of amortization	1	(12)	5	(23)
Total revenues	743	642	1,960	1,788
Operating expenses:
Purchased power and fuel	337	259	707	613
Generation, transmission and distribution	83	80	258	236
Administrative and other	84	82	257	247
Depreciation and amortization	108	101	310	305
Taxes other than income taxes	39	37	118	110
Total operating expenses	651	559	1,650	1,511
Income from operations	92	83	310	277
Interest expense, net	39	33	115	100
Other income:
Allowance for equity funds used during construction	4	4	10	13
Miscellaneous income, net	13	1	13	6
Other income, net	17	5	23	19
Income before income tax expense	70	55	218	196
Income tax expense	12	5	36	18
Net income	58	50	182	178
Other comprehensive income	—	1	1	1
Net income and Comprehensive income	$58	$51	$183	$179

Weighted-average common shares outstanding (in thousands):
Basic	89,263	89,407	89,294	89,505
Diluted	89,447	89,566	89,448	89,646

Earnings per share:
Basic	$0.65	$0.56	$2.04	$1.99
Diluted	$0.65	$0.56	$2.04	$1.98

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(Unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$18	$52
Accounts receivable, net	345	329
Inventories	91	78
Regulatory assets—current	13	24
Other current assets	283	205
Total current assets	750	688
Electric utility plant, net	8,292	8,005
Regulatory assets—noncurrent	506	533
Nuclear decommissioning trust	39	47
Non-qualified benefit plan trust	37	45
Other noncurrent assets	225	176
Total assets	$9,849	$9,494

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS, continued
(Dollars in millions)
(Unaudited)

	September 30, 2022	December 31, 2021
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$287	$244
Liabilities from price risk management activities—current	68	47
Short-term debt	40	—
Current portion of finance lease obligation	21	20
Accrued expenses and other current liabilities	574	457
Total current liabilities	990	768
Long-term debt, net of current portion	3,286	3,285
Regulatory liabilities—noncurrent	1,402	1,360
Deferred income taxes	435	413
Unfunded status of pension and postretirement plans	204	206
Liabilities from price risk management activities—noncurrent	62	90
Asset retirement obligations	234	238
Non-qualified benefit plan liabilities	91	95
Finance lease obligations, net of current portion	296	273
Other noncurrent liabilities	89	59
Total liabilities	7,089	6,787
Shareholders’ Equity:
Preferred stock, no par value, 30,000,000 shares authorized; none issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Common stock, no par value, 160,000,000 shares authorized; 89,270,661 and 89,410,612 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	1,245	1,241
Accumulated other comprehensive loss	(9)	(10)
Retained earnings	1,524	1,476
Total shareholders’ equity	2,760	2,707
Total liabilities and shareholders’ equity	$9,849	$9,494

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net income	$182	$178
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	310	305
Deferred income taxes	9	17
Pension and other postretirement benefits	7	19
Other post retirement benefits settlement gain	(11)	—
Allowance for equity funds used during construction	(10)	(13)
Decoupling mechanism deferrals, net of amortization	(5)	23
Deferral of incremental storm costs	(4)	(58)
2020 Labor Day wildfire earnings test reserve	15	—
Other non-cash income and expenses, net	64	(1)
Changes in working capital:
Increase in accounts receivable, net	(21)	(8)
Increase in inventories	(14)	(3)
(Increase)/decrease in margin deposits	(8)	3
Increase in accounts payable and accrued liabilities	80	61
Increase in margin deposits from wholesale counterparties	44	102
Other working capital items, net	24	22
Other, net	(88)	(65)
Net cash provided by operating activities	574	582

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from investing activities:
Capital expenditures	(541)	(486)
Sales of Nuclear decommissioning trust securities	3	8
Purchases of Nuclear decommissioning trust securities	(3)	(6)
Proceeds from sale of properties	13	—
Other, net	—	(18)
Net cash used in investing activities	(528)	(502)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	400
Payments on long-term debt	—	(160)
Borrowings on short-term debt	—	200
Repayments of short-term debt	—	(350)
Issuance of commercial paper, net	40	—
Proceeds from Pelton/Round Butte financing arrangement	25	—
Dividends paid	(117)	(112)
Repurchase of common stock	(18)	(12)
Other	(10)	(9)
Net cash used in financing activities	(80)	(43)
(Decrease) Increase in cash and cash equivalents	(34)	37
Cash and cash equivalents, beginning of period	52	257
Cash and cash equivalents, end of period	$18	$294

Supplemental cash flow information is as follows:
Cash paid for interest, net of amounts capitalized	$81	$75
Cash paid for income taxes	18	16
Non-cash investing and financing activities:
Assets obtained under leasing arrangements	29	—

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS
(Unaudited)

	Nine Months Ended September 30,
	2022		2021
Revenues (dollars in millions):
Retail:
Residential	$841	43%	$824	46%
Commercial	540	29	518	29
Industrial	216	11	187	10
Direct Access	26	1	35	2
Subtotal	1,623	84	1,564	87
Alternative revenue programs, net of amortization	5	—	(23)	(1)
Other accrued revenues, net	6	—	12	1
Total retail revenues	1,634	84	1,553	87
Wholesale revenues	281	14	186	10
Other operating revenues	45	2	49	3
Total revenues	$1,960	100%	$1,788	100%

Energy deliveries (MWhs in thousands):
Retail:
Residential	5,880	29%	5,875	30
Commercial	4,981	24	4,943	25
Industrial	3,072	15	2,773	15
Subtotal	13,933	68	13,591	70
Direct access:
Commercial	412	2	453	2
Industrial	1,325	7	1,228	6
Subtotal	1,737	9	1,681	8
Total retail energy deliveries	15,670	77	15,272	78
Wholesale energy deliveries	4,807	23	4,416	22
Total energy deliveries	20,477	100%	19,688	100%

Average number of retail customers:
Residential	808,632	88%	799,182	88%
Commercial	112,015	12	110,863	12
Industrial	192	—	191	—
Direct access	552	—	589	—
Total	921,391	100%	910,825	100%

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS, continued
(Unaudited)

	Nine Months Ended September 30,
	2022		2021
Sources of energy (MWhs in thousands):
Generation:
Thermal:
Natural gas	5,610	29%	7,074	38%
Coal	1,576	8	1,455	7
Total thermal	7,186	37	8,529	45
Hydro	762	4	778	4
Wind	1,410	7	1,843	10
Total generation	9,358	48	11,150	59
Purchased power:
Hydro	5,107	26	3,548	19
Wind	640	3	735	4
Solar	585	3	432	2
Natural Gas	27	—	57	—
Waste, Wood and Landfill Gas	122	1	127	1
Source not specified	3,809	19	2,723	15
Total purchased power	10,290	52	7,622	41
Total system load	19,648	100%	18,772	100%
Less: wholesale sales	(4,807)		(4,416)
Retail load requirement	14,841		14,356

The following table indicates the number of heating and cooling degree-days for the three months ended September 30, 2022 and 2021, along with 15-year averages based on weather data provided by the National Weather Service, as measured at Portland International Airport:

	Heating Degree-days			Cooling Degree-days
	2022	2021	Avg.	2022	2021	Avg.

First Quarter	1,761	1,805	1,846	—	—	—
Second Quarter	761	498	624	75	238	100
July	—	—	7	279	258	186
August	—	9	6	321	249	203
September	6	45	60	145	93	78
Third Quarter	6	54	73	745	600	467
Year-to-date	2,528	2,357	2,543	820	838	567
Increase/(decrease) from the 15-year average	(1)%	(7)%		45%	48%